Exhibit 99.2

OPKO Health to Announce Third Quarter 2018 Financial Results on November 9, 2018

MIAMI (November 8, 2018) – OPKO Health, Inc. (NASDAQ: OPK) plans to announce its operating and financial results for the three and nine months ended September 30, 2018 after the close of the U.S. financial markets on Friday, November 9, 2018.

OPKO’s senior management will provide a business update and discuss its financial results for the quarter ended September 30, 2018, as well as provide guidance on expected revenues and operating expenses for the fourth quarter 2018 in a live conference call and audio webcast beginning at 4:15 p.m. Eastern time on Friday, November 9, 2018.

Conference Call & Webcast Information

WHEN: Friday, November 9, 2018 at 4:15 p.m. Eastern time
DOMESTIC DIAL-IN: (866) 634-2258
INTERNATIONAL DIAL-IN: (330) 863-3454
PASSCODE: 3487296
WEBCAST: www.investor.opko.com/events

For those unable to participate in the live conference call or webcast, a replay will be available beginning November 9, 2018 two hours after the close of the conference call. To access the replay, dial (855) 859-2056 or (404) 537-3406. The replay passcode is: 3487296. The replay can be accessed for a period of time on OPKO’s website at www.investor.opko.com/events.

About OPKO Health, Inc.
OPKO Health is a diversified healthcare company. In diagnostics, its BioReference Laboratories is the nation's third largest clinical laboratory; GeneDx is a rapidly growing genetic testing business; the 4Kscore® prostate cancer test is used to confirm an elevated PSA to help decide about next steps such as prostate biopsy; Claros® 1 is a point of care diagnostics platform with PSA and testosterone as the most advanced in development. In our pharmaceutical pipeline, RAYALDEE is our first pharmaceutical product to be marketed. OPK88003, a once weekly oxyntomodulin for type 2 diabetes and obesity in Phase 2 clinical trials, is among a new class of GLP-1 glucagon receptor dual agonists. OPK88004, a SARM (Selective Androgen Receptor Modulator) for treating BPH (Benign Prostatic Hypertrophy), urinary incontinence and other conditions is in clinical trials. The Company’s most advanced product utilizing its CTP technology, a once-weekly human growth hormone for injection, is in Phase 3 trials and is partnered with Pfizer.
OPKO has research, development, production and distribution facilities abroad. More information is available at www.opko.com.

CONTACTS:

Investors
LHA Investor Relations
Miriam Weber Miller, 212-838-3777
MMiller@lhai.com
or
Bruce Voss, 310-691-7100
bvoss@lhai.com
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